EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-8 (333-129819) pertaining to the 2004 Share Option Scheme and 2000 Executive Share Option Scheme of Spark Networks, Inc. (formerly Spark Networks plc) of our report dated March 20, 2007, with respect to the consolidated financial statements of Spark Networks plc included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

July 6, 2007